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                                  EXHIBIT 23.1
                                  ------------

                          CONSENT OF ERNST & YOUNG LLP


     We consent to the incorporation by reference in the Amendment No. 1 to Form S-8 Registration Statement (No. 333-39485) pertaining to the Paragon Health Network, Inc. Amendment No. 1 to Long-Term Incentive Plan; GranCare, Inc. 401(k) Savings Plan; GranCare, Inc. 1996 Stock Incentive Plan; GranCare, Inc. 1996 Replacement Stock Option Plan; GranCare, Inc. Outside Directors' Stock Incentive Plan; and Evergreen Healthcare, Inc. Employees' 401(k) Profit Sharing Plan of our report dated December 10, 1997, with respect to the consolidated financial statements and schedule of Mariner Post-Acute Network, Inc.(formerly Paragon Health Network, Inc., formerly Living Centers of America, Inc.) included in its Annual Report (Form 10-K) for the year ended September 30, 1997, filed with the Securities and Exchange Commission.


                                 /s/ Ernst & Young LLP
                                 ---------------------------
                                 Ernst & Young LLP

Houston, Texas
August 28, 1998